As filed with the Securities and Exchange Commission on October 13, 1999.
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  HOWTEK, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

    Delaware                      21 Park Avenue                  02-0377419
(State or other                  Hudson, NH 03051               (IRS employer
jurisdiction of                   (603) 882-5200                identification
incorporation or       (Address, including zip code,                number)
 organization)         and telephone number, including
                       area code, of registrant's principal
                       executive offices)

                               ------------------

                                  W. Scott Parr
                      Chief Executive Officer and President
                                  Howtek, Inc.
                                 21 Park Avenue
                                Hudson, NH 03051
                                 (603) 882-5200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------
                                    Copy to:

                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                            Telephone: (212) 885-5000
                            Facsimile: (212) 885-5001

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed               Proposed
                                                                  Maximum               Maximum
Title of each                               Amount               Offering              Aggregate               Amount of
Class of Securities                         to be                Price Per              Offering              Registration
to be Registered                        Registered(1)           Security(2)             Price(2)                  Fee
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par
value per share                           195,090(3)               $1.25                 $243,863              $100.00
================================================================================================================================

(1) All of the shares of common stock being registered hereby are being offered for the accounts of selling stockholders who acquired such shares in private transactions. No other shares of the registrant's common stock are being registered pursuant to this offering.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low sales prices of the common stock as reported on NASDAQ on October 11, 1999.

(3) Pursuant to Rule 416 of the Securities Act, there are also being registered hereunder additional shares as may be issued to the selling stockholders because of any future stock dividends, stock distributions, stock splits or similar capital readjustments.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  HOWTEK, INC.

                         195,090 Shares of Common Stock

     This prospectus relates to an offering by selling stockholders of an aggregate of up to 195,090 shares of the common stock of Howtek, Inc. All of the 195,090 shares of common stock are being offered for resale by the selling stockholders pursuant to this prospectus.

     The common stock may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in other ways as described in the "Plan of Distribution." Howtek will not receive any of the proceeds from the sale of common stock by the selling stockholders.

     The common stock is traded on the Nasdaq SmallCap Market under the symbol "HOWT". On October 12, 1999, the closing sale price of the common stock as reported by Nasdaq was $ 1.4375.

                                   ----------

     An investment in the common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on Page 3.

                                   ----------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is _____, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Howtek with the Securities and Exchange Commission are incorporated herein by reference and shall be deemed a part of this prospectus:

     (1)  Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1998;

     (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (3)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

     (4) The description of our common stock contained in our Registration Statement on Form 8-A dated March 13, 1985, together with any amendment or report filed with the SEC for the purpose of updating the description.

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities hereby shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus on the date of filing of the documents. Any statement incorporated in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement of which it is a part.

     This prospectus incorporates documents by reference with respect to Howtek that are not presented herein or delivered herewith. These documents are available without charge to any person, including any beneficial owner of our securities, to whom this prospectus is delivered, upon written or oral request to Ms. Connie Webster, Howtek, Inc., 21 Park Avenue, Hudson, New Hampshire 03051, telephone: (603) 882-5200.

     Howtek is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. These reports and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our electronic filings made through the SEC's electronic data gathering, analysis and retrieval system are publicly available through the SEC's worldwide web site (http://www.sec.gov).

                                   THE COMPANY

     Howtek, Inc. develops, manufactures, and markets digitizing systems, or "scanners", which convert printed, photographic and other "hard copy" images to digital form, for use in the medical, prepress, photographic, electronic printing and publishing industries. Howtek focuses on the "high-end" of the scanning marketplace, targeting corporate customers with a need for high resolution and high fidelity in their reproduction requirements. Howtek marketed originally to businesses in prepress, including advertising, corporate, service bureau and other printing and publishing customers. Recently Howtek expanded its product offerings for the medical and photographic printing businesses. Howtek sells its products throughout the world through various distributions, resellers, and systems integrators.

     Our principal executive offices are located at 21 Park Avenue, Madison, New Hampshire 03051 and our telephone number is (603) 882-5200.


                                  RISK FACTORS

     Prospective investors should consider carefully the following risk factors before purchasing any shares of the common stock offered hereby by the selling stockholders.

We have a history of incurring significant losses.

     We have lost more than $47 million since our inception including net losses of $3,372,323 for our fiscal year ended December 31, 1998 and $3,041,156 for the six months ended June 30, 1999. Our losses may continue for the foreseeable future.

We have significant outstanding indebtedness, which could prevent us from borrowing additional funds, if needed.

     As of June 30, 1999, we had approximately $1.8 million of outstanding indebtedness that could impair our ability to obtain additional financing if required.

Our future operating results will depend on our ability to continue to increase our sales significantly.

     A large percentage of our total sales in recent periods has come from sales of "drum scanners" in the prepress market, a portion of our business that has faced intense competition and price pressure and operates on a low-margin basis. Our ability to improve our financial results in the future will depend on our ability to successfully accelerate sales growth, particularly in the medical imaging market as well as sales of our new line of Digital Photolab products to the photographic printing and scanning markets and sales of "flatbed" scanners through distribution rights we recently acquired from Scanview AS. We may not be able to cause our sales rates to grow substantially. Even if our sales rates do increase, the gross margins that we receive from them may not be sufficient to make our future operations profitable.

Our continued growth depends on retaining our current key employees and attracting additional qualified personnel.

     Our success depends in large part on the abilities and continued service of our executive officers and other key employees. Although we have entered into employment agreements with several of our officers and employees, we may not be able to retain their services. We also have non-competition agreements with our executive officers and some of our existing key personnel. However, courts are sometimes reluctant to enforce non-competition agreements. The loss of executive officers or other key personnel could have a material adverse effect on us.

     In addition, in order to support our continued growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain additional necessary personnel, it could delay or hinder our plans for growth.

We do not have any patents on software used in our products and rely on trade secret and copyright laws and agreements with our key employees to protect certain of our proprietary rights.

     Our business success is substantially dependent upon proprietary software applications relating to our products, some of which we license from third parties. Although we have certain patents covering our scanner and prepress technology in the United States and certain foreign countires, we do not currently own any patents relating to software used in our products and rely on among other things, trade secret and copyright laws to protect our proprietary knowledge. We also regularly enter into non-disclosure agreements with our key employees and limit access to and distribution of our trade secrets and other proprietary information.

     These measures may not prove adequate to prevent misappropriation of technology used in our products. Our competitors could also independently develop technologies that are substantially equivalent or superior to our technology. The laws of some other countries in which we sell our products do not protect our proprietary rights to the same extent as do U.S. laws. In addition, although we believe that our proprietary software has been developed independently and does not infringe upon the rights of others, third parties might assert infringement claims against us in the future or our technology may be found to infringe upon the proprietary rights of others.

Our international sales may be adversely effected by continued poor economic trends in foreign countries in which our products are sold.

     Our international sales during the fiscal year ended December 31, 1998 and the six months ended June 30, 1999 were adversely affected by the continued economic weakness in the Asian market. A continued weak international economy, particularly in Asia, could continue to adversely affect our future sales. In addition, our overseas sales may be affected by devaluations of foreign currencies or tariff or other trade barriers that are not subject to our control.

We face intense competition for all product lines we sell.

     We compete with a variety of companies in the sales of our medical imaging products, photographic products and prepress products and discounting among manufacturers and distributors of prepress scanner products is intense. We cannot assure you that we will be able to effectively compete in the future.

Products we sell may become obsolete.

     Our ability to compete effectively will depend, on large measure, in our ability to offer state of the art products. Our competitors might develop and sell new products that are technically superior to our current product line that could result in our inability to sell existing products or our inability to sell such products without offering a significant discount. We cannot assure you that our products will not become obsolete in the future or that we will be able to upgrade our product line if required.

We depend upon a limited number of suppliers and manufacturers for our products.

The products we sell are generally either manufactured and assembled for us by a limited number of manufacturers or assembled by us from supplies we obtain from a limited number of suppliers. We generally do not have long-term arrangements with any of our manufacturers or suppliers. Our business would be harmed if any of our manufacturers or suppliers could not meet our product demands in the future.

The price of our common stock could be volatile.

Our common stock is quoted on the Nasdaq stock market, which market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the common stock without regard to the operating performance. In addition, the trading price of our common stock could be subject to significant fluctuations in response to actual or anticipated variations in our quarterly operating results announcements by our company or our competitors, factors affecting medical imaging and digital photographic industries generally, changes in national or regional economic conditions, changes in securities analysts' estimates for our competitors' or industry's future performance or general market conditions. The market price of our common stock could also be affected by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.


            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this Prospectus contain forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements relate to our future plans, objectives, expectations and intentions and may be identified by the use of the words such as believe, expect, anticipate, intend and plan and similar expressions. Factors that could contribute to these differences include those discussed in the Risk Factors section appearing elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.


                                 USE OF PROCEEDS

     We will not receive any proceeds from any sales of shares of common stock made from time to time hereunder by the selling stockholders. We have agreed to bear the expenses in connection with the registration of the common stock being offered and sold by the selling stockholders.

                          DESCRIPTION OF CAPITAL STOCK

General

     Howtek is authorized to issue 25,000,000 shares of common stock, $.01 par value and 1,000,000 shares of preferred stock, $.01 par value. As of September 30, 1999, there were 12,987,172 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

     The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation or dissolution of Howtek, the holders of common stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby upon sale will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the right of the holders of any shares of preferred stock which our Board of Directors may designate in the future.

Preferred Stock

     We are authorized to issue 1,000,000 shares of preferred stock from time to time in one or more series. Our Board of Directors has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Transfer Agent

     The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

                              SELLING STOCKHOLDERS

     The following table sets forth information with respect to the stockholders for which shares are being registered for sale:


                                   Beneficial Ownership                               Shares Beneficially           % of Shares
Stockholders for Which              of Shares of Common                               Owned Assuming the        Beneficially Owned
Shares are Being Registered       Stock, including Shares       Shares to be Sold     Sale of the Shares       Assuming the Sale of
for Sale                            Registered for Sale          in the Offering          Registered           the Shares Registered
----------------------------    -------------------------     -------------------     --------------------     ---------------------
Tenzer Greenblatt LLP                     100,000                   100,000                   0                        0%
Colorbyte Inc. Software                    53,334                    53,334                   0                         0
Inverness Corporation                      32,000                    32,000                   0                         0
The Applebee Group Inc.                     9,756                     9,756                   0                         0



None of the selling stockholders named in the above table has a material relationship with Howtek, other than Tenzer Greenblatt LLP which is our securities counsel. The other selling stockholders have previously provided Howtek with goods and/or services related to Howtek's business operations.

                              PLAN OF DISTRIBUTION

     Howtek is registering the shares on behalf of the selling stockholders. As used herein, selling stockholders includes donees, transferees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. We have agreed to bear the expenses in connection with the registration of the shares offered and sold by the selling stockholders. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

     The selling stockholders may effect transactions by selling shares directly to purchasers, through agents designated from time to time, or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be underwriters, within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Howtek has agreed to indemnify some of the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be deemed to be underwriters, within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

     Selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.


                                  LEGAL MATTERS

     The legality of the shares of common stock offered hereby was passed upon for Howtek by Tenzer Greenblatt LLP, New York, New York. Tenzer Greenblatt LLP is a selling stockholder of certain shares of common stock being offered pursuant to this prospectus.

                                     EXPERTS

     The financial statements and schedule incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



                         WHERE YOU CAN FIND INFORMATION

     Howtek has filed with the SEC, a Registration Statement with respect to the securities offered by this prospectus. This prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, portions of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to Howtek and this offering, reference is made to the Registration Statement, including exhibits filed therewith, which may be read and copied at the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. You can obtain copies of these materials at prescribed rates from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our electronic filings made through the SEC's electronic data gathering, analysis and retrieval system are publicly available through the SEC's worldwide web site (http://www.sec.gov).

================================================================================


     We have not authorized any dealer, sales person or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.





                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Incorporation of Certain Documents
  by Reference..............................................................   2
The Company.................................................................   3
Risk Factors................................................................   3
Special Information Regarding
  Forward Looking Information...............................................   5
Use of Proceeds.............................................................   5
Description of Capital Stock................................................   6
Selling Stockholders .......................................................   7
Plan of Distribution........................................................   8
Legal Matters...............................................................   8
Experts.....................................................................   9
Where You Can Find Information..............................................   9



================================================================================


================================================================================

                                 195,090 Shares

                                  Common Stock



                                  HOWTEK, INC.








                                  -------------

                                   PROSPECTUS

                                  -------------







                                  _____ , 1999






================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution*.

     The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which will be paid by the Registrant:

SEC registration fee .....................................            $   100.00

Printing expenses ........................................              2,000.00

Legal fees and expenses ..................................             10,000.00

Accounting fees and expenses .............................              2,000.00

Miscellaneous ............................................              2,900.00

        Total ............................................            $17,000.00
                                                                      ==========

----------
*    All amounts are estimated except the first item.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him.

Article Ninth of Howtek's Certificate of Incorporation provides that:

          "No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the

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



          General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article NINTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions of such director occurring in whole or in part prior to the effective date of such repeal or modification."

Article VI, Section 6.41 of Howtek's By-Laws contains the following provision:

     6.41 Indemnification. The Corporation will indemnify each Officer and/or Director of this Corporation to the full extent permitted by the Laws of the State of Delaware.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 16.  Exhibits

     (a)  Exhibits

Exhibit
Number                             Description
------                             -----------


    5 Opinion of Tenzer Greenblatt, LLP as to the legality of the securities being registered

   23.1   Consent of BDO Seidman, LLP

   23.2   Consent of Tenzer Greenblatt, LLP included in opinion filed as Exhibit
          5

   24 Power of Attorney, included in the signature page of this Registration Statement

------------


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Hudson, State of New Hampshire, on the 12th day of October, 1999.

                                  HOWTEK, INC.

                                  By:  /s/ W. Scott Parr
                                       ----------------------------------------
                                       W. Scott Parr, Chief Executive
                                       Officer and President

     Each person whose signature appears below hereby authorizes each of W. Scott Parr and Annette Heroux or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates indicated:

     Signature                         Title                                        Date
     ---------                         -----                                        ----
 /s/ W.Scott Parr          Chief Executive Officer, President and Director    October 12, 1999
---------------------      Principal Executive Officer)
  W. Scott Parr

/s/ Annette Heroux         Corporate Controller,                              October 12, 1999
---------------------      Chief Financial Officer
  Annette Heroux           (Principal Accounting and
                           Financial Offer)

/s/ Robert Howard          Director                                           October 12, 1999
---------------------
  Robert Howard

/s/ Ivan Gati              Director                                           October 12, 1999
---------------------
  Ivan Gati

/s/ Sheila Horwitz         Director                                           October 12, 1999
---------------------
  Sheila Horwitz

/s/ Kit Howard             Director                                           October 12, 1999
---------------------
  Kit Howard

/s/ Harvey Teich           Director                                           October 12, 1999
---------------------
 Harvey Teich




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